EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of February 6, 1997, by and between Hydrogel Design Systems, Inc., a Delaware corporation (the "Company"), and MICHAEL PERIERA, an individual residing at 26 Edgemere Avenue, Plainsboro, NJ 08536 (the "Executive").

                             W I T N E S E T H :

         WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. Employment. The Company hereby employs the Executive and the Executive hereby accepts such employment, as the Company's Chief Financial Officer, subject to the terms and conditions set forth in this Agreement.

         Section 2. Duties. The Executive shall serve as the Chief Financial Officer for the Company and shall (i) be responsible for the installation and supervision of an electron beam accelerator, as well as supervising the financial and operational activities of the Company; and (ii) properly perform such duties as may be lawfully assigned to him from time to time by the President and the Board of Directors of the Company. The Executive shall serve on the Board of Directors or any committee thereof with additional compensation. During the term of this Agreement, the Executive shall devote the majority of his business time to the performance of




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his duties hereunder unless otherwise authorized by the Board of Directors;
provided, however, that the Executive may devote reasonable amounts of time, to the pursuit of Executive's personal business activities which are wholly unrelated to the Company's industry, provided such activities are not conducted during normal business hours or at such times as the Company may require Executive's services.

         Section 3.        Term of Employment and Vacation.

                  (a) The term (the "Term") of the Executive's employment shall be for a period of sixty (60) months commencing on February 6, 1997 (the "Start Date"), subject to earlier termination by the parties pursuant to Sections 5 and 6 hereof. Unless otherwise specifically provided herein, all compensation obligations commence as of the Start Date.


                  (b) The Executive shall be entitled to four (4) weeks vacation during each year of the Term.

           Section 4. Compensation of Executive.

                  4.1 Salary. The Company shall pay to the Executive a base salary of One Hundred Thousand ($100,000) Dollars per annum (the "Base Salary"), less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business.

                  4.2 Discretionary Bonus. During the term of this Agreement and in addition to the salary set forth in Section 4.1 above, the Executive shall be entitled to such bonus compensation as the Board of Directors of the Company may determine from time to time in its sole discretion payable in cash, options and/or capital stock of the Company.



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                  4.3 Additional Bonus. Upon the signing of this contract, the
Executive shall be entitled to receive an amount of the Company's capital stock equal to ten (10%) percent of the then issued and outstanding shares of the Company's Common Stock.

                  4.4 Expenses. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder, assuming the Executive has received prior approval for such travel expenses and disbursements by the Company to the extent possible. Additionally, the Executive shall also receive from the Company an allowance for automobile expenses in the amount of $500 per month during the Term of this Agreement.

                  4.5 Benefits. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs, pension plans, bonus plans or similar benefits that may be available to other executives of the Company subject to such eligibility rules as are applied to senior managers generally. In the event that the Executive elects not to be covered the benefit plans provided by the Company to its other executives, the Company shall pay to the Executive an amount equal to the amount the Company would have paid on the Executive's behalf for such benefits, less any amount which each participating executive is required to contribute for such plan coverage.

                  5.  Disability of the Executive.  If the Executive is

incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of 180



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days in any period of 360 consecutive days (a "Disability"), the Company may, at the time or any time thereafter, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect.

                  6.  Termination.

         (a) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors or President consistent with the Executive's position relating to the business of the Company or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the Executive engages in conduct which is publicly abusive to the Company's Chief Executive Officer or members of the Board of Directors, (iv) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (v) the Executive's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude, (vi) the Executive's material breach of any of the agreements contained herein or (vii) the Executive's death or resignation hereunder; provided however, that if the Executive resigned as a result of a material breach by the Company of this Agreement, such resignation shall not be considered "Cause" hereunder. A termination pursuant to Section 6(a)(i), (ii),
(iv), (v) (other than as a result of a conviction of a crime involving moral turpitude) or (vi)



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shall take effect 60 days after the giving of the notice contemplated hereby unless the Executive shall, during such 60-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to
Section 6(a)(iii), (v) (as a result of a conviction of a crime involving moral turpitude) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby.

         (b) The Company or the Executive may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Employment Period without Cause by giving the Executive or the Company, as appropriate, written notice of such termination, to be effective 90 days following the giving of such written notice. For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date". In the event the Executive resigns as a result of a material breach of the Agreement by the Company, such resignation shall be treated as a termination by the Company other than for Cause, as described in Section 7(c) provided the Executive shall have given the Company thirty (30) days written notice, and the Company shall not have cured the breach within such thirty (30) day period.

                  7.  Effect of Termination of Employment.

                  (a) Upon the termination of the Executive's employment for Cause, neither the



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Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the unpaid portion of the Base Salary provided for in Section 4.1, earned through the Termination Date (the "Unpaid Salary Amount"), and (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.4 (the "Expense Reimbursement Amount").

                  (b) Upon the termination of the Executive's employment for a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive
(i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount and (iii) accrued and unpaid amounts owed to the Executive under Section 4.2 and 4.3 hereof through the Termination Date (collectively, the "Additional Payments").


                  (c) Upon the termination of the Executive's employment for other than Cause or a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the Executive shall have the right to receive (i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount, (iii) severance compensation equal to the Base Salary for the term of this Agreement (as if this Agreement was not terminated), 50% of which is payable on the Termination Date and 50% of which is payable in equal monthly installments during the period commencing thirty (30) days following the Termination Date and continuing for a period of twelve months thereafter, and (iv) the Additional Payments.



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         Section 8. Disclosure of Confidential Information. The Executive
recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, proprietary technology, electron beam accelerator technology, and business plans. The Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executive during the course of his employment, which is treated as confidential by the Company, including but not limited to its proprietary and electron beam accelerator technologies and customer list, not otherwise in the public domain, other than in the ordinary of business during his employment hereunder. The provisions of this Section 8 shall survive the Executive's employment hereunder.

         Section 9.        Covenant Not To Compete.

         (a) The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Company that the Executive agree, and accordingly, the Executive does hereby agree, that he shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 9(e) below):

                  (i) except as provided in Subsection (c) below, be engaged in the sale, marketing or distribution of medical wire and cable, hydrogel or any other product or device developed, marketed or sold by the Company during the




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                           Term or provide technical assistance, advice or
                           counseling regarding the medical wire and cable and hydrogel industries in any state in the United States in which the Company or any affiliate thereof is engaged in business, either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

                  (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of the Company or any affiliate thereof.

         (b) The Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof.

         (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

         (d) This Section 9 shall not be construed to prevent the Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.



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         (e) The term "Restricted Period," as used in this Section 9, shall mean the period of the Executive's actual employment hereunder plus (A) in the event the Executive voluntarily terminates his employment after the Preliminary Period other than a resignation as a result of a material breach of the Agreement by the Company, sixty (60) months, and (B) in the event the Executive's employment is terminated without Cause or a Disability as described in Section 7(c) above, the period during which the Company is required to make continued payments to the Executive pursuant to this Agreement; provided, however, that, in the event the Executive waives, in writing, his right to receive such continued payments, the Executive shall not be subject to this Section 9.

         (f) The provisions of this Section 9 shall survive the end of the Restricted Period as provided in Section 9(e) hereof.

         1Section 10.  Miscellaneous.

                  10.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 8 or 9 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and



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that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                  10.2 Assignments. Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

                  10.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.


                  10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

                  10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.6 Notices. All notices, requests, demands and other communications



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required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

                  10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

                  10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

                  10.9 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                      HYDROGEL DESIGN SYSTEMS, INC.

                                      By: /s/ Matthew Harriton
                                         --------------------------
                                          Name: Matthew Harriton
                                          Title: President

                                          /s/  Michael Periera
                                         --------------------------
                                         Michael Periera



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